UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147

(State or other Jurisdiction	(Commission File Number)	(IRS Employer

of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                            ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William J. Chase, Executive Vice President, Chief Financial Officer, informed AbbVie that he plans to retire from the company in mid-2019.  Effective October 19, 2018, Mr. Chase has been appointed Executive Vice President, Finance and Administration, and Robert A. Michael has been appointed Senior Vice President, Chief Financial Officer, and Mr. Michael will continue to report to Mr. Chase in his new role.

Mr. Michael, 48, has been AbbVie’s Vice President, Controller, since March 1, 2017 and served as AbbVie’s Vice President, Treasurer from 2015 to 2016, and as Vice President, Controller, Commercial Operations from 2013 to 2015.  He joined Abbott Laboratories in 1993 and held numerous positions in the finance organization.

Brian L. Durkin, 58, has been appointed Vice President, Controller, effective October 19, 2018.  Mr. Durkin has been AbbVie’s Vice President, Internal Audit since 2016.  Previously, he served as Vice President of Finance and Division Controller for Abbott’s Vision Care business from 2009 to 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: October 19, 2018	By:	/s/ Timothy J. Richmond
Timothy J. Richmond
Executive Vice President, Chief Human Resources Officer